UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CONSTELLATION ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The information set forth below has been posted on the website dedicated to the pending merger involving Constellation Energy Group, Inc. (“Constellation”) and MidAmerican Energy Holdings Company (“MidAmerican”).

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation and MidAmerican and the expected timing and completion of the transaction.  Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Constellation and MidAmerican.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation; a material deterioration in Constellation’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause Constellation’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement Constellation has filed with the Securities and Exchange Commission and mailed to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  Constellation assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving Constellation and MidAmerican.  In connection with the proposed transaction, Constellation has filed with the Securities and Exchange Commission a proxy statement and has mailed the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety because it contains important information about the transaction.  Shareholders can obtain a free copy of the proxy statement, as well as other filings made by Constellation regarding Constellation, MidAmerican and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at (877) 717-3923.

Participants in the Transaction

Constellation, MidAmerican and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Constellation’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of Constellation is included in its Annual Report on Form 10-K for the year ended December 31, 2007, notice of annual meeting and proxy statement for its most recent annual meeting, Current Reports on Form 8-K and the definitive proxy statement related to the proposed transaction, previously filed with the Securities and Exchange Commission.

TRANSACTION FACT SHEET

MidAmerican Energy Holdings Company has agreed to purchase Constellation Energy for $26.50 per share, or approximately $4.75 billion. An Agreement and Plan of Merger between the companies was approved by both companies’ boards of directors and signed Sept. 19, 2008.

On Sept. 22, 2008, pursuant to a Stock Purchase Agreement between the companies, MidAmerican made a $1 billion investment in Constellation Energy. In exchange, Constellation Energy issued to MidAmerican $1 billion of convertible preferred stock, yielding 8 percent. MidAmerican also has made available to Constellation Energy additional liquidity resources in the amount of $350 million.

The Agreement and Plan of Merger is subject to, among other things, shareholder and customary federal, state and international regulatory approvals. The companies have completed applications for all necessary regulatory approvals, including filings made with the Maryland Public Service Commission, the New York Public Service Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission.

Constellation Energy has filed a definitive proxy statement with the Securities and Exchange Commission in connection with the transaction. A special meeting of Constellation Energy shareholders will be held Dec. 23, 2008, for the purpose of voting on the proposed merger with MidAmerican. Shareholders of record on Nov. 14, 2008, are entitled to receive notice of and vote at the special meeting.

The Agreement and Plan of Merger expires June 19, 2009, nine months after its execution, but will be extended by an additional three months as long as all conditions other than those relating to regulatory approvals, debt ratings and/or required consents have been fulfilled as of June 19, 2009.

The agreement with MidAmerican provides the best solution to
Constellation Energy’s customers, employees, investors and communities

MidAmerican commitments concerning Baltimore Gas and Electric Company

Financial Stability: An immediate $1 billion cash infusion – combined with the long-term stability as part of MidAmerican and its corporate parent, Berkshire Hathaway – positions Constellation Energy for future growth and success.

Rate Commitments: The total potential benefit to BGE customers from MidAmerican’s rate commitments could be as much as $70 million.

•                  MidAmerican has proposed to cut in half the 5 percent cap that was to apply to any increase in an electric distribution rate case filed by BGE in 2009. The rate cap on the 2009 electric distribution rate increase was negotiated between BGE and various state interests in March of this year.

•                  MidAmerican commits to not file the next BGE electric distribution and natural gas distribution rate cases until January 2011.

•                  As a result, there will be no increase in BGE’s gas and electric base distribution rates in 2010 and the first half of 2011.

•                  No costs related to any severance or change-in-control payments to Constellation Energy staff will be included in BGE rates.

•                  MidAmerican has a strong track record of buying and building upon strong companies. The company’s strong track record and commitment to Maryland provide a high likelihood of a successful close.

Employee and Community Support:

•                  There are no plans for a reduction in force at BGE as a direct result of the transaction.

•                  Corporate headquarters of BGE will remain in Baltimore, and BGE will continue to operate autonomously with local management.

•                  BGE will continue to be a prominent contributor to charitable and community activities.

•                  Economic development programs will be enhanced.

Long-Term Investment: MidAmerican will support BGE as it makes infrastructure investments to meet customer needs.

Ring-Fencing: The provisions being proposed by MidAmerican will result in a ring-fencing structure that provides significant protection to BGE from being involuntarily subject to a bankruptcy of MidAmerican, Constellation Energy or any affiliate other than a subsidiary of BGE.

MidAmerican commitments concerning Constellation Energy

MidAmerican recognizes that Constellation Energy has a significant presence within Baltimore and Maryland.

•                  Constellation Energy corporate headquarters will remain in Baltimore, and the company will continue to operate autonomously with local management.

•                  Constellation Energy will continue to be a prominent contributor to charitable and community activities.

•                  At the time the transaction closes, MidAmerican will match Constellation Energy’s donation to the Constellation Energy Group Foundation, resulting in a total endowment increase of $36 million to support future charitable endeavors for the long-term benefit of the Baltimore community and the state of Maryland.

•                  MidAmerican fully supports Constellation Energy’s comprehensive 2008 settlement reached with Maryland political and regulatory leaders, which includes priority development of a nuclear plant at Calvert Cliffs.

•                  MidAmerican supports UniStar, the joint venture of Constellation Energy and EDF, formed to develop advanced nuclear generation technology in North America.

•                  MidAmerican supports Constellation Energy’s strategic initiatives that are underway to sell its upstream gas business and its downstream gas trading business, and sell or recapitalize its international coal and freight business.

New generation and transmission in Maryland

MidAmerican commits to play a significant part in implementing the policies enacted by the state. MidAmerican and its affiliates have extensive experience in the construction and operation of regulated and merchant generation and transmission. Upon close of the transaction, MidAmerican is willing to engage in discussions regarding regulation for new generation and transmission assets.

As of Dec. 31, 2007

Operating Revenues	$12.4 billion	$21.2 billion

Total Assets	$39.2 billion	$21.9 billion

Customers (total electric and natural gas)	6.9 million	1.9 million*

• Electric	6.2 million	1.2 million*

• Natural Gas	702,000	646,000*

Total Generation Capacity	Approximately 20,000** megawatts	Approximately 8,700 megawatts of owned generation capacity

Total Employees	Approximately 17,200	Approximately 10,200

* Baltimore Gas and Electric Company regulated electric and natural gas distribution customers, including combination customers

** Owned, contracted and in operation, construction and advanced development

November 2008